EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended September 30, 2017 Financial Results: Net Investment Income Per Share of $0.41; Declares Quarterly Distribution of $0.40 Per Share for Q4, 2017 and Increases Q1, 2018 Distribution to $0.41 Per Share

NEW YORK, Nov. 02, 2017 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ:SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $17.3 million, or $0.41 per share, and net income of $17.2 million, or $0.41 per share, for the third quarter.

At September 30, 2017, net asset value (NAV) was $21.80 per share, up $0.01 per share from the prior quarter. At quarter end, the investment portfolio was 100% performing. At September 30, the fair value of the Company’s Comprehensive Investment Portfolio* was $1.67 billion.

On November 2, 2017, the Company’s board of directors (the “Board”) amended the First Amended and Restated Investment Advisory and Management Agreement Between Solar Capital Ltd. and Solar Capital Partners, LLC, lowering the base management fee payable thereunder from 2.0% per annum to 1.75% per annum, effective as of January 1, 2018.

Also on November 2, 2017, the Board declared a fourth quarter distribution of $0.40 per share payable on January 4, 2018 to stockholders of record as of December 21, 2017.

Additionally, the Board declared an increased first quarter 2018 distribution of $0.41 per share payable on April 3, 2018 to stockholders of record as of March 22, 2018.

The specific tax characteristics for both distributions will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2017:

Comprehensive Investment Portfolio* fair value: $1.67 billion
Net assets: $921.2 million
Net asset value per share: $21.80

Comprehensive Investment Portfolio Activity** for the Quarter Ended September 30, 2017:

Investments made during the quarter: $412.9 million
Investments prepaid and sold during the quarter: $123.7 million

Operating Results for the Quarter Ended September 30, 2017:

Net investment income: $17.3 million
Net realized and unrealized gain (loss): ($0.2) million
Net increase in net assets from operations: $17.2 million
Net income per share: $0.41
Net investment income per share: $0.41

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio, NEF Holdings, LLC (“NEF”) full portfolio and the senior secured loans held by Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II LLC (“SSLP II”) attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial, NEF, SSLP and SSLP II).

** Includes investment activity through Crystal Financial, NEF, and SSLP and SSLP II, attributable to the Company.

“With our recent acquisition of NEF Holdings, we furthered our strategic objective of becoming a diversified finance company focused on less competitive lending niches. At September 30th, approximately 60% of the investments in our comprehensive portfolio were invested in our specialty finance businesses, and 100% of our investments were senior secured. Importantly, because of our multiple sourcing channels, we’re not solely reliant on the middle market cash flow segment for portfolio growth,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Despite the heated conditions in that market, we’ve increased the earnings power of our portfolio, which is reflected both in our Q3 net investment income of $0.41 per share and our NII per share expectations for the coming quarters. As a result of the strong earnings of our 100% performing portfolio, coupled with our decision to reduce the base management fee, we expect to over-earn our current $0.40 quarterly distribution. Our Board of Directors therefore approved a distribution increase to $0.41 per share, effective for Q1 2018.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, November 3, 2017. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 94097825 when prompted. A telephone replay will be available until November 17, 2017 and can be accessed by dialing (855) 859-2056 and using the passcode 94097825. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2017, Solar Capital had total originations of $412.9 million and repayments of $123.7 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending, resulting in net comprehensive portfolio growth of $289.2 million.

Total Portfolio Activity(1) - Q3 2017 (in millions)
Asset Class	Cash Flow Loans(2)	Asset-based Loans / Crystal Financial(3)	Equipment Financings / NEF(4)	Life Science Loans	Total Portfolio Activity
Originations	$18.3	$59.2	$331.7	$3.7	$412.9
Repayments / Amortization	$29.6	$64.1	$17.9	$12.1	$123.7
Net Originations	($11.3)	($4.9)	$313.8	($8.4)	$289.2

(1) Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to SLRC.
(2) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(3) Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(4) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet. Represents investment activity from July 31, 2017, the closing of the Company’s acquisition of NEF, through September 30, 2017.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at September 30, 2017 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans(1)	$640.6	38.3%	9.0%
Asset-Based Senior Secured Loans / Crystal Financial(2)	$470.3	28.1%	12.0%
Equipment Senior Secured Financings / NEF(3)	$323.0	19.3%	11.3%
Life Science Senior Secured Loans	$208.2	12.5%	11.5	%(6)
Total Senior Secured Loans	$1,642.1	98.2%
Equity and Equity-like Securities(4)	$30.5	1.8%
Total Comprehensive Investment Portfolio	$1,672.6	100%
Floating Rate Investments(5)	$1,309.6	79.1%

(1) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(2) Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(4) Excludes Crystal, NEF, SSLP and SSLP II membership interests, which distribute quarterly dividends to the Company.
(5) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(6) Excludes the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across over 225 unique issuers across 93 industries and with an average exposure of $7.4 million or 0.4% per issuer.

Solar Capital Ltd. Portfolio

Weighted Average Yield

At September 30, 2017, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, NEF, SSLP and SSLP II, was 10.2% measured at fair value, and 10.6%, measured at amortized cost, up slightly from the prior quarter.

Asset Quality

As of September 30, 2017, 100% of the portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2017, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$149.4	10.7%
2	$1,193.6	85.8%
3	$48.0	3.4%
4	$1.0	0.1%

Solar Capital Ltd.’s Results of Operations for the Quarter Ended September 30, 2017 compared to the Quarter Ended September 30, 2016.

Investment Income

For the quarters ended September 30, 2017 and 2016, gross investment income totaled $36.1 million and $39.8 million, respectively. The decrease in gross investment income for the year over year three month periods was primarily due to an increase in the volume of prepayments which reduced the size of the income-producing portfolio. Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income(1) (in millions)
For the Period Ended:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF(2)	Life Science Lending	Total
9/30/2017	$14.1	$10.9	$4.0	$7.1	$36.1
% Contribution	39.1%	30.1%	11.1%	19.7%	100.0%

(1) Includes income/fees from cash flow loans on balance sheet and distributions from the SSLP’s, income/fees from asset based loans on balance sheet and distributions from Crystal Financial, income/fees from equipment financings and distributions from NEF, and income/fees from life science loans.
(2) Reflects contribution since July 31, 2017 when NEF was acquired by the Company.

Expenses

Expenses totaled $18.8 million and $22.8 million, respectively, for the quarters ended September 30, 2017 and 2016. The decrease in expenses for the three months ended September 30, 2017 versus the three months ended September 30, 2016 was primarily due to lower management fees on a smaller average portfolio and lower interest expense.

Net Investment Income

Net investment income totaled $17.3 million and $17.0 million, or $0.41 and $0.40 per average share, respectively, for the quarters ended September 30, 2017 and 2016.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the quarters ended September 30, 2017 and 2016 totaled approximately ($0.2) million and $8.6 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended September 30, 2017 and 2016, the Company had a net increase in net assets resulting from operations of $17.2 million and $25.6 million, respectively. For the quarters ended September 30, 2017 and 2016, earnings per average share were $0.41 and $0.61, respectively.

Liquidity and Capital Resources

As of September 30, 2017, we had a total of $220.0 million of unused borrowing capacity under the Company’s revolving credit facility, subject to borrowing base limits.

On October 24, 2017, the Company issued notice of its intent to redeem $25 million of the 6.75%, 2042 Unsecured Notes on November 24, 2017. The Company expects to effectively fund the partial repayment through a new issuance of $21 million of senior unsecured notes with a fixed interest rate of 4.50% and a maturity of December 28, 2023.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2017 (unaudited)	December 31, 2016
Assets
Investments at fair value:
Companies less than 5% owned (cost: $769,203 and $815,955, respectively)	$764,354	$804,783
Companies 5% to 25% owned (cost: $0 and $8,511, respectively)	—	777
Companies more than 25% owned (cost: $608,496 and $477,491, respectively)	627,609	499,218
Cash	5,765	2,152
Cash equivalents (cost: $199,679 and $309,894, respectively)	199,679	309,894
Receivable for investments sold	7,925	13,602
Interest receivable	7,497	8,079
Dividends receivable	13,650	10,952
Other receivable	390	54
Prepaid expenses and other assets	1,193	1,036

Total assets	$1,628,062	$1,650,547

Liabilities
Revolving credit facility	$175,000	$115,200
Unsecured senior notes due 2022	150,000	50,000
Unsecured senior notes due 2042 ($100,000 and $100,000 face amounts, respectively, reported net of unamortized debt issuance costs of $2,804 and $2,886, respectively.)	97,196	97,114
Senior secured notes	—	75,000
Term loan	50,000	50,000
Distributions payable	16,904	16,899
Payable for investments and cash equivalents purchased	199,680	309,894
Management fee payable	6,751	6,870
Performance-based incentive fee payable	4,329	4,412
Interest payable	4,390	2,225
Administrative services expense payable	2,092	3,289
Other liabilities and accrued expenses	537	1,137

Total liabilities	$706,879	$732,040

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,248,525 shares issued and outstanding, respectively	$423	$422
Paid-in capital in excess of par	990,011	989,732
Distributions in excess of net investment income	(12,831)	(11,847)
Accumulated net realized loss	(70,684)	(62,621)
Net unrealized appreciation	14,264	2,821

Total net assets	$921,183	$918,507

Net Asset Value Per Share	$21.80	$21.74

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2017	September 30, 2016
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$21,465	$29,076
Companies more than 25% owned	293	429
Dividends:
Companies less than 5% owned	5	1
Companies more than 25% owned	13,726	9,852
Other income:
Companies less than 5% owned	264	403
Companies more than 25% owned	394	37

Total investment income	36,147	39,798

EXPENSES:
Management fees	$6,751	$7,318
Performance-based incentive fees	4,329	4,251
Interest and other credit facility expenses	5,348	8,519
Administrative services expense	1,346	1,617
Other general and administrative expenses	1,058	1,089

Total expenses	18,832	22,794

Net investment income	$17,315	$17,004

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(28)	$469
Companies 5% to 25% owned	(8,515)	301

Net realized gain (loss) on investments and cash equivalents	(8,543)	770
Net realized gain (loss) on foreign currencies	2	(1)

Net realized gain (loss)	(8,541)	769

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	1,061	6,615
Companies 5% to 25% owned	8,511	(67)
Companies more than 25% owned	(1,182)	1,298

Net change in unrealized gain (loss) on investments and cash equivalents	8,390	7,846
Net change in unrealized loss on foreign currencies	(1)	—

Net change in unrealized gain (loss)	8,389	7,846

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	(152)	8,615

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$17,163	$25,619

EARNINGS PER SHARE	$0.41	$0.61

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured investments including first lien and second lien debt instruments and asset-based investments including senior secured loans.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770